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              EXHIBIT 23.2: CONSENT OF CONNOLLY, GRADY & CHA, P.C.
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                    [CONNOLLY, GRADY & CHA, P.C. LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Prospectus constituting part of the Registration Statement on Form S-8 for Delanco Bancorp, Inc. of our report dated May 19, 2008, relating to the March 31, 2008 financial statements of Delanco Bancorp, Inc. and Subsidiary, which appears in such Prospectus. We also consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.


/s/ Connolly, Grady & Cha, P.C.

Certified Public Accountants

Philadelphia, Pennsylvania

November 20, 2008